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                                                           Exhibit 1-A(8)(e)(1)


                                  AMENDMENT NO. 1

                       TO THE MODIFIED COINSURANCE AGREEMENT

                                      BETWEEN

       THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY OF SPRINGFIELD, ILLINOIS

                                        AND

            THE FRANKLIN LIFE INSURANCE COMPANY OF SPRINGFIELD, ILLINOIS

Except as hereinafter specified, all terms and conditions of the Modified Coinsurance Agreement dated January 1, 1997, amendments and addenda attached thereto shall apply, and this amendment is to be attached and made part of aforesaid agreement.

This amendment is effective September 1, 1997.

I.   SCHEDULE I

     Replace SCHEDULE I with the attached SCHEDULE I (revised 9-1-97)

II.  SCHEDULE II

     Replace SCHEDULE II with the attached SCHEDULE II (revised 9-1-97)

In Witness Whereof the REINSURED (The American Franklin Life Insurance Company) and the REINSURER (The Franklin Life Insurance Company) have signed, duly attested and dated hereunder by their respective authorized officers:

THE AMERICAN FRANKLIN                   THE FRANKLIN LIFE
LIFE INSURANCE COMPANY                  LIFE INSURANCE COMPANY

/s/ William A. Simpson                  /s/ Robert M. Beuerlein
------------------------------          ----------------------------------------
Signature                               Signature

William A. Simpson                      Robert M. Beuerlein
Chairman and President                  Senior Vice President-Actuarial
------------------------------          ----------------------------------------
Title                                   Title

/s/ Ross D. Friend                      /s/ Elizabeth E. Arthur
------------------------------          ----------------------------------------
Signature                               Signature

                                        Elizabeth E. Arthur
Ross D. Friend                          Vice President, Associate
Assistant Secretary                     General Counsel and Assistant Secretary
------------------------------          ----------------------------------------
Title                                   Title

/s/ Barbara Fossum                      /s/ Cheryl E. Morton
------------------------------          ----------------------------------------
Attested                                Attested

Barbara Fossum                          Cheryl E. Morton
Vice President                          Vice President-Actuarial
------------------------------          ----------------------------------------
Title                                   Title

February 25, 1998                       February 25, 1998
------------------------------          ----------------------------------------
Date                                    Date


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                                                             (Revised 9-1-97)


                                     SCHEDULE I

                          POLICIES SUBJECT TO REINSURANCE


Policies on Policy Form T1735 sold by registered representatives of Franklin Financial Services Corporation, are subject to reinsurance hereunder, except as provided in Schedule II. Riders, by whomever sold, attached to such policies are also subject to reinsurance hereunder.



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                                                               (Revised 9-1-97)


                                    SCHEDULE II

                               AMOUNT OF REINSURANCE


The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, in accordance with the following rules:

     1. There shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder.

     2. There shall be no reinsurance on policies issued as term conversions from or replacements of policies originally issued by The Franklin Life Insurance Company, which were originally reinsured under other reinsurance agreements.

     3. There shall be no reinsurance on an automatic basis for any risk offered on a facultative basis by the REINSURED to any company.

     4. There shall be no reinsurance on policies sold in states where The Franklin Life Insurance Company does not have variable authority as required for this modified coinsurance agreement.

          Additional states will be included in this agreement by mutual agreement between the REINSURED and The Franklin Life Insurance Company at a stated effective date or dates, subject to the provisions in the prior paragraph.